UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________________________
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event re ported): July 27, 2017
__________________________________

ACCURAY INCORPORATED
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)
001-33301
(Commission File Number)
1310 Chesapeake Terrace Sunnyvale, California 94089
(Address of principal executive offices, including zip code)
(Registrant’s telephone number, including area code): (408) 716-4600
__________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exchange/Repurchase Agreements

On July 27, 2017, Accuray Incorporated (the “Company”) entered into privately-negotiated agreements (the “Exchange/Repurchase Agreements”) with a limited number of existing holders of the Company’s outstanding 3.50% Convertible Senior Notes due 2018 (the “2013 notes”) and 3.50% Series A Convertible Senior Notes due 2018 (the “2014 notes” and, together with the 2013 notes, the “existing notes”) who are both institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (such existing holders, the “Exchange Participants”) to (i) exchange (the “Exchange”) approximately $47 million aggregate principal amount of the Exchange Participants’ existing notes for $53 million aggregate principal amount of the Company’s newly-issued 3.75% convertible senior notes due 2022 (the “new notes”) and (ii) repurchase (the “Repurchase”) approximately $28 million aggregate principal amount of additional existing notes for cash with the proceeds of the cash issuance (as defined and described below).

Subscription Agreements

On July 27, 2017, the Company also entered into privately-negotiated agreements (the “Subscription Agreements” and, together with the Exchange/Repurchase Agreements, the “Agreements”) with certain other qualified new investors who are both institutional accredited investors and qualified institutional buyers (the “Purchasers”) to sell $32 million aggregate principal amount of new notes to the Purchasers (the “cash issuance” and, together with the Exchange and Repurchase, the “Transactions”). As discussed above, the proceeds from the cash issuance will be used to repurchase the existing notes tendered in the Repurchase.

The Transactions are expected to close on August 7, 2017, subject to customary closing conditions. Consummation of the Repurchase is conditioned on the closing of the cash issuance.

Following the closing of the Transactions, the Company anticipates that $40 million aggregate principal amount of the existing notes will remain outstanding.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of the Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The Company issued and sold the new notes to the Exchange Participants and the Purchasers in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Exchange Participants and the Purchasers in the Agreements. The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On July 28, 2017, the Company issued a press release announcing entry into the Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Exchange/Repurchase Agreement, dated as of July 27, 2017, between Accuray Incorporated and each signatory thereto

10.2	Form of Subscription Agreement, dated as of July 27, 2017, between Accuray Incorporated and each signatory thereto

99.1	Press Release dated July 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accuray Incorporated

By:	/s/ Kevin Waters
Name: Kevin Waters
Title: Chief Financial Officer

Date: July 28, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Exchange/Repurchase Agreement, dated as of July 27, 2017, between Accuray Incorporated and each signatory thereto

10.2	Form of Subscription Agreement, dated as of July 27, 2017, between Accuray Incorporated and each signatory thereto

99.1	Press Release dated July 28, 2017

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